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     EXHIBIT 21
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               Subsidiaries of The Ashton Technology Group, Inc.

Name                                                      State of Incorporation
----                                                      ----------------------

Universal Trading Technologies Corporation                       Delaware
Electronic Market Center                                         Delaware
ATG International                                                Delaware
Gomez Advisors, Inc.                                             Delaware
REB Securities, Inc.                                             Delaware
Croix Securities, Inc.                                           Delaware
NextExchange, Inc.                                               Delaware


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